CROSS MEDICAL PRODUCTS, INC. AND SUBSIDIARY
                                     EXHIBIT 11
                        COMPUTATION OF NET INCOME PER SHARE
       FOR THE THREE AND SIX MONTH PERIODS ENDING JUNE 30, 1997 AND 1996

                                                              Three          Three           Six            Six
                                                              Months         Months         Months         Months
                                                              Ended          Ended          Ended          Ended
                                                             June 30,       June 30,       June 30,       June 30,
                                                               1997           1996           1997           1996
                                                           ------------   ------------   ------------   ------------
Weighted average number of common shares outstanding         5,005,958      4,728,974      4,975,779      4,720,108

Shares issuable pursuant to stock option plans and
  stock warrants                                               180,449        272,885        203,505        261,028
                                                           ------------   ------------   ------------   ------------

Weighted average shares outstanding used in primary
  earnings per share calculation                             5,186,407      5,001,859      5,179,284      4,981,136

Shares issuable under the Convertible Subordinated
  Debentures                                                   634,092        646,154        634,092        646,154
                                                           ------------   ------------   ------------   ------------

Weighted average shares outstanding used in fully
  diluted earnings per share calculation                     5,820,499      5,648,013      5,813,376      5,627,290
                                                           ============   ============   ============   ============

Net income (loss) from continuing operations                   $86,000       $(63,000)       $87,000      $(224,000)
                                                           ============   ============   ============   ============

Net income (loss) from discontinued operations                $(94,000)      $209,000     $2,649,000       $507,000
                                                           ============   ============   ============   ============

Net income used in calculation of primary earnings
  per share                                                    $86,000       $146,000     $2,736,000       $283,000

Interest on Convertible Subordinated Debentures                $64,000        $22,000       $131,000        $22,000
                                                           ------------   ------------   ------------   ------------

Net income used in calculation of fully diluted
  earnings per share                                          $150,000       $146,000     $2,867,000       $283,000
                                                           ============   ============   ============   ============

Primary earnings per share:
Net income (loss) per share from continuing operations            $.02          $(.01)          $.02          $(.04)
                                                           ============   ============   ============   ============
Net income (loss) per share from discontinued operations         $(.02)          $.04           $.51           $.10
                                                           ============   ============   ============   ============
Net income (loss) per share                                      $(.00)          $.03           $.53           $.06
                                                           ============   ============   ============   ============

Fully diluted earnings per share:
Net income (loss) per share from continuing operations            $.03          $(.01)          $.03          $(.04)
                                                           ============   ============   ============   ============
Net income (loss) per share from discontinued operations         $(.00)          $.04           $.46           $.10
                                                           ============   ============   ============   ============
Net income per share                                              $.03           $.03           $.49           $.06
                                                           ============   ============   ============   ============

Note: The application of the higher quarter-end or year end market prices in calculating fully-diluted earnings per share does not result in a change to the calculation of primary earnings per share.